UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

In connection with the recently disclosed acquisition of Receptos, Inc. for approximately $7.2 billion, net of cash acquired, Celgene Corporation (the “Company”) will finance the acquisition with a combination of cash on hand and approximately $5.0 billion of senior notes pursuant to a public offering. The Company also expects to offer up to an additional $3 billion of senior notes for general corporate purposes consistent with the Company’s normal financing activity before year-end. The aggregate amounts of these anticipated debt financings were taken into consideration in our previously disclosed 2015 guidance and investment grade profile, each of which remains unchanged.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: July 17, 2015	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and
Chief Financial Officer

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